Exhibit 10.1
SILICON VALLEY CA-I, LLC,
a Delaware limited liability company,
Landlord,
and
INTERWOVEN, INC.,
a Delaware corporation
Tenant

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TABLE OF CONTENTS
(continued)

EXHIBIT A –	SITE PLAN DEPICTING THE PREMISES, THE OUTSIDE AREAS AND THOSE PORTIONS OF THE PROPERTY SUBJECT TO THE GROUND LEASE
EXHIBIT B – EXHIBIT C – EXHIBIT D – EXHIBIT E – EXHIBIT F – EXHIBIT G – EXHIBIT H – EXHIBIT I – EXHIBIT J –	INITIAL ALTERATIONS
COMMENCEMENT DATE MEMORANDUM
RULES AND REGULATIONS
EARLY POSSESSION AGREEMENT
FORM OF LETTER OF CREDIT
FORM OF CONFIDENTIALITY AGREEMENT
LANDLORD’S LOGO FOR MONUMENT SIGN
BUILDING SIGN
MONUMENT SIGN
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SILICON VALLEY PORTFOLIO LEASE
REFERENCE PAGES

BUILDING:	160 E. Tasman Drive
San Jose, California 95134

LANDLORD:	SILICON VALLEY CA-I, LLC,
a Delaware limited liability company

LANDLORD’S ADDRESS:	Silicon Valley CA-I, LLC
3303 Octavius Dr.
Santa Clara, California 95054
Attn: Property Manager

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Silicon Valley CA-I, LLC
Dept. 2091
P.O. Box 39000
San Francisco, California 94139

LEASE REFERENCE DATE:	December 18, 2006

TENANT:	INTERWOVEN, INC.,
a Delaware corporation

TENANT’S NOTICE ADDRESS:
(a) As of beginning of Term:	160 E. Tasman Drive
San Jose, California 95134
Attn: General Counsel

With a copy to:

160 E. Tasman Drive
San Jose, California 95134
Attn: Chief Financial Officer

(b) Prior to beginning of Term (if different):	If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

803 11th Avenue, Sunnyvale, California 94089

PREMISES ADDRESS:	160 E. Tasman Drive
San Jose, California 95134

BUILDING RENTABLE AREA:	Approximately 110,000 sq. ft. (for outline of Premises see Exhibit A)

USE:	General office use for the technology and software industry sector, including engineering, research and development for software products, professional services, consulting services, training and education

DELIVERY DATE:	One (1) business day following the mutual execution and delivery of this Lease by Landlord and Tenant and the delivery by Tenant of the Letter of Credit, prepaid rent and certificates of insurance required hereunder
Initials

COMMENCEMENT DATE:	August 1, 2007

TERM OF LEASE:	Approximately eighty-four (84) months beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	July 31, 2014

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square	Annual Rent		Monthly Installment
from	through	Footage	Per Square Foot	Annual Rent	of Rent
8/1/2007	7/31/2008	110,000	$13.80	$1,518,000.00	$126,500.00
8/1/2008	7/31/2009	110,000	$14.40	$1,584,000.00	$132,000.00
8/1/2009	7/31/2010	110,000	$15.00	$1,650,000.00	$137,500.00
8/1/2010	7/31/2011	110,000	$16.20	$1,782,000.00	$148,500.00
8/1/2011	7/31/2012	110,000	$17.40	$1,914,000.00	$159,500.00
8/1/2012	7/31/2013	110,000	$18.60	$2,046,000.00	$170,500.00
8/1/2013	7/31/2014	110,000	$19.80	$2,178,000.00	$181,500.00

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$38,500.00 per month

TENANT’S PROPORTIONATE SHARE:	100% of the Building

SECURITY DEPOSIT:	None

LETTER OF CREDIT:	$441,100.00

PARKING:	Approximately 345 unreserved parking spaces at no charge during the initial and any extended Term.

REAL ESTATE BROKER:	CBRE, representing Landlord, and Spieker Stratmore, representing Tenant

TENANT’S SIC CODE:	7372
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Initials

AMORTIZATION RATE:	N/A
The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through J, all of which are made a part of the Lease.
IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		INTERWOVEN, INC., a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent

By: Name:	/s/ James H. Ida James H. Ida	By: Name:	/s/ John E. Calonico John E. Calonico
Title:	Vice President, District Manager	Title:	Chief Financial Officer
Dated:	12/20/06	Dated:	12/20/06

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LEASE
     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the building as set forth and described on the Reference Pages (the “Premises” or the “Building”) and the parking and landscaping areas appurtenant thereto (the “Outside Areas”), all of which are depicted on the Site Plan attached hereto as Exhibit A. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.
1.	USE AND RESTRICTIONS ON USE.
     1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other occupants of the project (the “Project”) consisting of the Building and the buildings located at 178 E. Tasman and 105 E. Tasman or injure, unreasonably annoy, or disturb them, or allow the Premises to be used for any improper, immoral or unlawful purpose, or commit any waste, as commercially reasonably determined by Landlord. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, all at Tenant’s sole expense (subject to Section 4.1.2(o)). Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Landlord reserves the non-exclusive right, in common with Tenant, to use the roof and exterior walls of the Building and the Outside Areas, without payment to Tenant, for any purpose so long as (1) such use does not materially interfere with Tenant’s quiet enjoyment and use of the Premises and the Outside Areas for the permitted use hereunder, (2) Landlord’s use does not materially and adversely alter the façade of the Building, (3) any satellites, antennae or other equipment installed on the roof of the Building are not visible from 5’-0” above the ground or ground floor level at a distance of 500 feet in any direction and do not interfere with Tenant’s ability to install, maintain and operate a satellite dish for its own use pursuant to the terms of Article 49 below, and (4) Landlord does not install any signs on the roof or exterior of the Building other than (i) as expressly provided in Article 42 below, and (ii) “for lease” signs permitted to be posted during the last nine (9) months of the Term, which such signs shall pertain solely to the lease of the Building or portions thereof.
     1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, affiliates, partners, licensees or invitees (collectively, the “Tenant Entities”) to at any time use, store, generate, treat, discharge, disburse, handle, manufacture, transport or dispose of (collectively, “Handle”) in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover, cleaning supplies and the like) to the extent customary and necessary for the use of the Premises for general office purposes and to the extent permitted in Article 48 (Generator) below; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of Tenant’s failure to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of Tenant’s failure to keep, observe, or perform any provision of this Section 1.2. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws. Further, to Landlord’s actual knowledge, there are no Hazardous Materials in, at, under or about the Building or the Outside Areas other than small quantities of Hazardous Materials to the extent customary and necessary for the normal use, operating and maintenance of the Building and the Outside Areas and except to the extent set forth in that certain Phase I Environmental Site Assessment, dated March 14, 2006, prepared by Golder Associates Inc. (the “Phase I Report”). For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Craig McPherson, Senior Property Manager for the Building, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry (other than review of the Phase I Report) having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.
2.	TERM.
     2.1 The Term of this Lease shall begin on the date (“Commencement Date”) as shown on the Reference Pages, and shall terminate on the date as shown on the Reference Pages as the Termination Date (“Termination Date”), unless sooner terminated by the provisions of this Lease. Tenant shall within thirty (30) days following Landlord’s written request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within such thirty (30) day period, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.
     2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Delivery Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability; provided, however, if Landlord is unable to deliver possession of the Premises to Tenant within sixty (60) days following the Delivery Date, then Tenant may terminate this Lease by giving written notice to Landlord within five (5) days thereafter, and the parties shall have no further liability thereafter accruing under this Lease other than Landlord’s obligation to promptly return any prepaid rent and the Letter of Credit to Tenant. If Landlord is unable to deliver possession of the Premises to Tenant within sixty (60) days following the Delivery Date and Tenant has not terminated this Lease as provided above, then the Commencement Date shall be delayed by the number of days such failure to deliver possession extends beyond such sixty (60) day period.
     2.3 Subject to the terms of this Section 2.3 and provided that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Letter of Credit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises any time after the Delivery Date, at Tenant’s sole risk, for business purposes or any other purpose permitted herein (e.g. for the purpose of constructing the Initial Alterations described on Exhibit B attached hereto and installing telecommunications and data cabling (“Tenant’s Cabling”), and installing the following property (collectively, “Tenant’s Personal Property”): equipment, cubicles, furnishings and other personalty, including, without limitation, technology, computers, art, signage, equipment, office supplies, soft furnishings, and décor. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Said early possession shall not advance the Termination Date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement provided by Landlord (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.
3.	RENT.
     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.
     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, and such failure continues for a period of five (5) days after Tenant’s receipt of written notice of such failure (“Delinquent Payment”), a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or

(b) five percent (5%) of the Delinquent Payment; provided, however, that the foregoing late charge shall not apply to the first such Delinquent Payment in any twelve (12) month period of the Term of this Lease or any extension thereto, nor to any other late payment until following receipt of written notice to Tenant and the expiration of five (5) days thereafter without cure. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after the date due.
4.	RENT ADJUSTMENTS.
     4.1 For the purpose of this Article 4, the following terms are defined as follows:
          4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term. As of the Lease Reference Date, Landlord’s fiscal year is the calendar year.
          4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; costs of cleaning, repairing, replacing and maintaining the Outside Areas, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (provided, that in no event shall the management and administrative fees for the Building (expressed as a percentage of Landlord’s gross receipts for the Building) exceed 3%); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; and association dues and related costs in connection with the North Pointe Owner’s Association referenced in Section 47 below (including ground lease payments and related costs pursuant to the Hetch-Hetchy ground lease referenced in Section 46 below); accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are commercially reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the Delivery Date; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. In the event that (i) there is damage to the Building as a result of fire, windstorm or other casualty, (ii) and at the time of occurrence of such casualty, the All Risk property insurance carried by Landlord is materially less than the insurance coverage carried by comparable institutional landlords for comparable buildings in the same geographic region as the Building, (iii) such casualty results in an uninsured loss to the Building (i.e., the insurance proceeds received, if any, are less than the cost of repair and restoration), and (iv) the cost of any repairs or other work required in connection with such uninsured loss (including any deductible) exceeds $1,000,000 in the aggregate for any one event (the “Uninsured Loss Cap”), then Tenant’s obligation to pay its Proportionate Share of any repair or other work occasioned by such uninsured loss as a part of Expenses shall not exceed the Uninsured Loss Cap; provided, however, that the Uninsured Loss Cap shall not apply to any casualty which results from the acts or omissions of Tenant or any Tenant Entities. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.
The following items are also excluded from Expenses and in no event shall Tenant have any obligation to perform, pay directly or reimburse Landlord for any of the following except to the extent expressly provided herein:
(a)	Sums paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)	Principal payments of mortgage and other non-operating debts of Landlord.

(c)	Salaries or fringe benefits of Landlord’s employees, contractors, or agents of Landlord and Landlord Entities.

(d)	All costs of purchasing or leasing sculptures, paintings or other works or objects of art.

(e)	Interest (except for the amortization of capital improvements).

(f)	Except as specifically provided in Section 4.1.2, any capital improvement costs.

(g)	Advertising and promotional expenditures.

(h)	Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

(i)	Any fines, penalties or interest resulting from the gross negligence or willful misconduct of the Landlord Entities.

(j)	Landlord’s charitable, civic and political contributions.

(k)	All bad debt loss, rent loss, or reserves for bad debt or rent loss.

(l)	All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses.

(m)	Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(n)	Any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” existing as of the Lease Reference Date in or about the Building or Outside Areas, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building or Outside Areas.

(o)	The cost of complying with any Regulations in effect (and as enforced) on the Delivery Date, provided that if any portion of the Building that was in compliance with all applicable Regulations on the Delivery Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

(p)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(q)	Leasing, brokers’ and other fees and commissions, attorneys’ fees, court costs and other legal expenses, leasing inducements and concessions, and other costs incurred in connection with leasing of the Building or the Project.

(r)	Negotiations or disputes with past, present, future or prospective tenants or other occupants, or in enforcing leases, or in defense of Landlord’s interest in or title to the Landlord’s property.

(s)	Costs for which Landlord is compensated by a management fee and/or administrative fee.

(t)	Expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged (or pays for) directly but which are provided to another tenant or occupant of the Building or the Project.

(u)	Costs of repair or restoration for which Landlord is responsible pursuant to the last three sentences of Section 7.1 below.
          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, commercially reasonable expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. However, Tenant shall not be required to pay any penalties due to Landlord’s late or non-payment of any Taxes, unless such failure is caused by Tenant’s failure to pay Taxes due hereunder. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28. If an assessment of Taxes is payable in installments, regardless of whether Landlord pays such amount in one lump sum or elects to pay in installments, Taxes for any Lease Year shall include only the amount of the installment(s) due in such Lease Year and any interest thereon computed as if Landlord had elected to pay such principal and interest over the longest period permitted by Regulations.
     4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.
     4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord shall use commercially reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. During the Term, Tenant or Tenant’s designated agent may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement in the form attached hereto as Exhibit G, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. Landlord hereby approves Ernst & Young and/or KPMG to act as Tenant’s independent accountants to perform such review. If Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than five percent (5%), Landlord, within forty-five (45) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the actual amounts paid by Tenant to its third party accountant in connection with such review by Tenant. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after the date that Tenant or Tenant’s designated agent is granted access to review Landlord’s books and records supporting such determination, or if any such objection fails to state with reasonable specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination.
     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2 (Taxes), Article 7 (Repair) and Article 28 (Taxes Payable by Tenant) for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, with its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate (which monthly amount shall be equal to one-twelfth (1/12th) of the annual estimate amount determined by Landlord). Any such additional rent to be paid by Tenant pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.
     4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:
          4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and
          4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall refund the difference in cash within forty-five (45) days following such determination.
     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.
5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit, if any, with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend solely by reason of Tenant’s default, or to compensate

Landlord for any other loss or damage which Landlord may suffer solely by reason of Tenant’s default. If any portion is so used, Tenant shall within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If no Event of Default exists, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled. If there is no Event of Default existing at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within sixty (60) days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit (with a final reconciliation to be performed by Landlord pursuant to the terms of Section 4.5). Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
6.	ALTERATIONS.
     6.1 Except for the Initial Alterations (to be constructed in accordance with this Article 6 and Exhibit B to this Lease and except as expressly set forth below, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, which consent shall not be commercially unreasonably withheld, conditioned or delayed, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Notwithstanding the foregoing to the contrary, Tenant shall have the right to perform, with prior written notice (except in the case of de minimis changes such as touch-up painting, hanging pictures and other routine maintenance) to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, and installing carpeting; (2) is not visible from the exterior of the Building; (3) will not affect the systems or structure of the Building; (4) costs less than $100,000.00 in the aggregate (for third-party labor costs and building materials) during any 12-month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises, except for the repair or relocation of Tenant’s Cabling. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6. For clarity, Tenant’s Initial Alterations shall not be calculated as part of the $100,000.00. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written notice to Landlord of a Cosmetic Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 6 OF THE LEASE, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, then within five (5) business days following Landlord’s receipt of such written notice, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates shall not be required to be removed from the Premises by Tenant (except as provided in Sections 6.4 and 6.5 below). If Tenant’s written notice complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this lease, Tenant is entitled to deliver to Landlord a second written notice (the “Second Cosmetic Alteration Removal Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF ARTICLE 6 OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE”. If Landlord fails to respond to the Second Cosmetic Alteration Removal Notice within five (5) business days of Landlord’s receipt thereof, it shall be assumed that, with respect to Tenant’s obligation to remove the subject alterations or improvements, Landlord shall not require the removal of the subject alterations or improvements.
     6.2 In the event Landlord’s consent is required for the making of any such alteration, addition or improvement to the Premises by Tenant, the same shall be made by using, at Tenant’s option, one of Landlord’s contractors or a contractor commercially reasonably approved by Landlord, in either event at Tenant’s sole cost and expense (exclusive of the Allowance being contributed by Landlord with respect to the construction of the Initial Alterations, as described in Exhibit B). If Tenant shall employ any contractors other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such work (which costs shall not include the salaries and/or benefits of any of Tenant’s in-house facilities personnel that may be utilized to complete any alteration, addition or improvement) to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof; provided, however, the aggregate of such third-party costs for any proposed alteration shall not exceed Three Thousand Five Hundred Dollars ($3,500.00). Such amounts shall be due twenty (20) days after Landlord’s written demand therefor. However, notwithstanding the foregoing, in no event shall Landlord charge Tenant a construction management fee in connection with any Cosmetic Alteration.
     6.3 All alterations, additions or improvements to the Premises proposed by Tenant shall be constructed in accordance with all Regulations, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall commercially reasonably require to assure payment of the costs related to such construction, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds (or, if required by Landlord and at Tenant’s option, a letter of credit in the estimated amount of such alteration, addition or improvement) and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement to the Premises for so long, during the Term, as such increase is ascertainable and reflected in a real estate tax bill for the Building. At Landlord’s election said sums reflecting the increased real estate tax resulting from such alterations shall be paid in the same way as sums due under Article 4.
     6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO SECTION 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates shall not be required to be removed from the Premises by Tenant (except as provided in Section 6.1 above and 6.5 below). If Tenant’s written notice complies with the foregoing and if Landlord fails to so notify Tenant within five (5) business days of receipt of Tenant’s notice whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, Tenant is entitled to deliver to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF ARTICLE 6 OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE”. If Landlord fails to respond to the Second Notice within five (5) business days of Landlord’s receipt thereof, it shall be assumed that, with respect to Tenant’s obligation to remove the subject alterations or improvements, Landlord shall not require the removal of the subject alterations or improvements.
     6.5 Notwithstanding anything to the contrary contained herein, Landlord hereby acknowledges and agrees that Landlord has approved the general layout and configuration of the Initial Alterations (including, without limitation, the location and layout of the Fitness Center Improvements and the Café Area Improvements (as such terms are defined in Articles 49 and 50 below), as shown on the Plans referenced in Exhibit B attached hereto and that Tenant shall not be required to remove the Alterations as shown on such Exhibit at the expiration or earlier termination of this Lease; provided, however, that Landlord expressly reserves the right to approve the materials, methods, finishes and other details relating to the Initial Alterations in accordance with the terms of Exhibit B and this Article 6 (and, subject to the terms of Section 6.4, to designate the finishes of the Initial Alterations or portion thereof as items that shall be removed by Tenant at the expiration or earlier termination of this Lease).
7.	REPAIR.
     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except that Landlord shall repair and maintain the structural portions of the Building, including without limitation, fire and life safety equipment, base Building plumbing, air conditioning, elevator, heating and electrical systems installed or furnished by Landlord, exterior of the Building (subject to the provisions of Section 1.1), and the Outside Areas. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, notwithstanding the foregoing, Landlord agrees that the roof (including roof membrane), windows, foundation, fire and life safety equipment, base Building electrical, heating, ventilation and air conditioning and plumbing systems and elevator located in the Premises shall be in good working order, condition and repair as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems or the elevator are not in good working order, condition or repair as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the date Landlord delivers possession of the Premises to Tenant, Landlord, at Landlord’s sole cost and expense (and which amount shall not be included in Expenses), shall be responsible for repairing or restoring the same in accordance with applicable Regulations. In addition, except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or exacerbated by the negligence or misconduct of Tenant or any Tenant Entity, or by any alterations, additions or improvements performed by or on behalf of Tenant, if (a) Tenant provides Landlord with prompt written notice of the existence of any mold at the Premises within sixty (60) days following the Delivery Date, and (b) such mold is not removed in the ordinary course of the construction of the Initial Alterations, Landlord, at Landlord’s sole cost and expense (and which amount shall not be included in Expenses), shall be responsible for removing and abating such mold in accordance with applicable Regulations. Neither Tenant nor any Tenant Entity shall exacerbate any preexisting mold, and Tenant and the Tenant Entities shall comply with all Regulations relating to the same. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or exacerbated by the negligence or misconduct of Tenant or any Tenant Entity or by any alterations, additions or improvements performed by or on behalf of Tenant, if Tenant provides Landlord with prompt written notice that any of the windows or the roof of the Building are not water tight (i.e., water is leaking from the roof and/or windows of the Building) on or before April 30, 2007, Landlord, at Landlord’s sole cost and expense (and which amount shall not be included in Expenses), shall be responsible for repairing or restoring the same in accordance with applicable Regulations.
     7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting normal wear and tear, damage by fire, or other casualty, and subject to the limitation set forth in Section 4.1.2(o) and subject to Landlord’s repair obligations set forth in Section 7.1 above, Tenant shall comply with all applicable Regulations, promptly complying with all governmental orders and directives from governmental or other regulatory bodies for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant may contact and coordinate with Landlord’s HVAC system maintenance vendor directly to report the need for minor repairs or maintenance items.
     7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for a commercially unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except in the case of any emergency, as defined by a reasonable person standard, Landlord shall use commercially reasonable efforts not to unreasonably interfere with the operation of Tenant’s business at the Premises when performing any repairs or maintenance.
     7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
8. LIENS. Tenant shall keep the Premises and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following Tenant’s actual knowledge of the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within twenty (20) days of receipt of Landlord’s written demand.
9.	ASSIGNMENT AND SUBLETTING.

     9.1 Except as provided in Section 9.8 below, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be commercially unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.
     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
     9.3 Intentionally Omitted.
     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant receives by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for advertising, legal fees, leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer. The phrase “other consideration” used herein shall mean all monies, property and other consideration paid to Tenant for the transfer and for all property in the Premises included in such assignment, sublet or transfer, including, without limitation, alterations and improvements of Tenant, but excluding Tenant’s Personal Property. For purposes of this Section 9.4 only, the term “Tenant’s Personal Property” shall be as defined in Section 2.3 of this Lease but shall also be deemed to include goodwill and any other intangible personal property associated with Tenant’s business, but in no event shall it be deemed to include Tenant’s interest under this Lease.
     9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in active negotiation for a premises of equal or greater size; (b) is a governmental agency; (c) is incompatible with the character of occupancy of the Building; (d) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (e) would subject the Premises to a use which would: (i) involve a parking requirement in excess of that allocated to the Building and/or materially increased wear upon the Building; (ii) require any material addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iii) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.
     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord upon demand an amount (collectively, the “Review Reimbursement”) equal to a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Notwithstanding the foregoing, the Review Reimbursement shall not exceed Three Thousand Five Hundred Dollars ($3,500.00). Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.
     9.8 So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the Lease Reference Date; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the Lease Reference Date or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.
10.	INDEMNIFICATION.
     10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including actual court costs and reasonable attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. Notwithstanding the foregoing, Tenant shall not be liable to Landlord for any consequential damage except to the extent provided in Article 14 (Holdover) and provided that Tenant hereby acknowledges and agrees that the foregoing shall not prevent Landlord from recovering any and all damages to which Landlord is entitled in Article 19 (Remedies) of this Lease following an Event of Default by Tenant hereunder.
     10.2 Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including actual court costs and reasonable attorney’s fees) incurred by reason of any damage to any property (including but not limited to Tenant’s Personal Property) or any injury (including but not limited to death) to any person occurring in, on or about the Building or Outside Areas to the extent that such injury or damage shall be caused by or arise from the gross negligence or willful misconduct of Landlord or any of Landlord’s agents, employees or contractors.
     10.3 The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
11.	INSURANCE.

     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect against claims for personal injury, death, property damage, or other liabilities of Tenant under this Lease incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time (provided, however, Landlord shall not require insurance in excess of that customarily carried with respect to similarly situated projects and then, in such event, only in commercially reasonable amounts with commercially reasonable premiums and deductibles), covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income. In addition to the insurance required of Tenant hereunder, Tenant may, at Tenant’s election, maintain at Tenant’s sole cost and expense a separate additional policy of insurance for the sole benefit of Tenant insuring the Initial Alterations and any Alterations made by Tenant against loss or damage by fire and those risks normally included in the term “all risk”, extended coverage, fire and casualty insurance. Any recovery received from such separate additional policy of insurance shall be paid to Tenant.
     11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name Landlord as an additional insured (with respect to the General Liability policy only) and Landlord and Landlord’s lender as loss payee (with respect to the Property—Special Form only); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless the insurer shall endeavor to give thirty (30) days prior written notice (ten days for non-payment of premium) to Landlord; a certificate of Liability insurance on ACORD Form 25, or equivalent form, and a certificate of Property insurance on ACORD Form 27, or equivalent form, shall be delivered to Landlord by Tenant upon the Delivery Date and at least five (5) days prior to each renewal of said insurance.
     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall commercially reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
     11.4 Landlord shall maintain General Liability coverage for the Building in the amount of $1,000,000 per occurrence and $2,000,000 aggregate and Special Form Property coverage for the base Building improvements at 100% of replacement cost. The carrying of the insurance described herein shall in no way be interpreted as relieving Tenant of any responsibility or liability under this Lease. The cost of all such insurance is included in Expenses.
12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, electricity, water (bottled drinking water excepted), sewer or gas, which is not previously providing such service to the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Tenant may contract with its own telecommunications provider, provided that the telecommunication services affect only the Premises. Landlord shall have no obligations to such telecommunications provider or any other party either in connection with Tenant’s agreement with such telecommunications provider or otherwise.
14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4, prorated on a daily basis, and also pay all actual damages

(whether direct, consequential or otherwise) sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any mortgagee who comes into existence after the Delivery Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under this Lease and is not otherwise in default under this Lease beyond any applicable cure period, its right to possession and the other terms of this Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the mortgagee, including, without limitation, additional time on behalf of the mortgagee to cure defaults of the Landlord and provide that (a) neither mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Monthly Installment of Rent, additional rent, or other sum due under this Lease for more than one (1) month in advance or (ii) any amendment or modification of this Lease made without the express written consent of mortgagee or any successor-in-interest; (b) neither mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord) (provided, however, that such mortgagee or successor-in-interest shall not be relieved from the obligation to cure any Landlord default hereunder which is non-monetary and continuing in nature, provided that such default is reasonably capable of being cured by such mortgagee or successor-in-interest and provided that such mortgagee or successor-in-interest shall have such additional commercially reasonable time to cure defaults of Landlord as referenced above), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit or letter of credit, except to the extent such deposits have been received by mortgagee; and (c) neither mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).
16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all commercially reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord.
17.	REENTRY BY LANDLORD.
     17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or, within the last nine (9) months of the Term or during any Event of Default, to prospective tenants, and to perform Landlord’s obligations under this Lease (including any alterations, improvements or repairs to the Building), without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral, it being agreed that notice may be given via e-mail to legal@interwoven.com for this purpose) before Landlord enters the Premises to perform any repairs therein or to show the Premises to prospective purchasers, mortgagees or tenants. Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises on behalf of Landlord, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. Landlord shall have the right at any time to change the name, number or designation by which the Building is commonly known, if required by applicable Regulations. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged, unless reasonably necessary to match the remaining previously undamaged portion of such wall or wall covering, ceiling, floor or floor covering. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17, except for damage caused by the gross negligence or willful misconduct of Landlord or Landlord Entities in non-emergency situations. Notwithstanding the foregoing, except in emergency situations, as commercially reasonably determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises and quiet enjoyment of the Premises.
     17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance and which include Tenant’s server room, human resource file room, legal file room and financial data file room), and Landlord shall have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, in the event of an emergency, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within twenty (20) days of receipt of Landlord’s written demand.
18.	DEFAULT.
     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be an installment of the rent reserved by this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after Tenant’s receipt of written notice from Landlord that such payment is overdue. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.
          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after receipt of written notice specifying the nature of such failure to Tenant provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days without the written permission of Landlord.
          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only (except, at the expiration of the initial Term of this Lease, if Landlord elects to renew the Term of this Lease on a month-to-month basis pursuant to the penultimate sentence of Article 14 above, Tenant’s failure to vacate at the expiration of the initial Term shall not be deemed an Event of Default).
          18.1.4 Tenant shall become insolvent, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
19.	REMEDIES.
     19.1 Upon the occurrence of any Event or Events of Default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, other than as required by the terms and conditions of this

Lease, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):
          19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
                       19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;
                       19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;
                       19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;
                       19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
                       19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.
The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 3%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;
          19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or
          19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.
     19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
     19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S UNCURED BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.
     19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.
     19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.
     19.6 If more than three (3) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.
     19.7 If, on account of any uncured breach or uncured default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all actual costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and actual costs. Tenant hereby specifically waives notice and demand for payment of rent or other obligations, except for those notices specifically required pursuant to the terms of this Lease and notices which may be required under California Code of Civil Procedure Section 1161, or any successor statute, as described in Section 18.1.1 above. If either party participates in an action against the other party arising out of or in connection with this Lease or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the other party, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith.
     19.8 Upon the occurrence of an Event of Default (beyond applicable notice and cure periods), Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises (in accordance with the terms of Article 17) if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, Tenant agrees to reimburse Landlord within ten (10) days of receipt of Landlord’s written demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.
20.	TENANT’S BANKRUPTCY OR INSOLVENCY.
     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
          20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
               20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.
               20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

               20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
               20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or Landlord Entities subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance by other tenants or third persons.
22.	CASUALTY.
     22.1 In the event the Building is damaged by fire or other cause and in Landlord’s commercially reasonable estimation such damage can be materially restored within one hundred eighty (180) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement (i.e., proportionate to the rentable square footage of the Premises occupied by Tenant) in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s commercially reasonable estimation of the length of time within which material restoration can be made (the “Completion Estimate”), and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
     22.2 If such repairs cannot, in Landlord’s commercially reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after Tenant’s receipt of the Completion Estimate, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.
     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
     22.4 In the event that Landlord should fail to complete such repairs and material restoration within forty-five (45) days after the date estimated by Landlord therefor in the Completion Estimate as extended by this Section 22.4, Tenant may at its option terminate this Lease (if Tenant elects to so terminate this Lease, that shall be Tenant’s sole remedy) by delivering written notice to Landlord, within fifteen (15) days after the expiration of such forty-five (45) day period, whereupon this Lease shall end on the date of damage as if the date of such damage was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
     22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by written notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
     Notwithstanding the foregoing, Landlord will not be entitled to terminate this Lease solely because there is less than twelve (12) months on the Term if Tenant has an exercisable right to renew or extend the Term and Tenant, within twenty (20) days after receipt of Landlord’s notice of termination, validly exercises such right (notwithstanding the time periods pertaining to Tenant’s exercise of its Renewal Option, as described in Section 40.1 below) . The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein.
     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to promptly remove (if permitted by applicable fire and safety regulations) forthwith, at its sole cost and expense, the property belonging to Tenant (except for the Initial Alterations or Alterations) or its licensees from such damaged portion of the Building or Premises as Landlord shall reasonably request.
     22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.
23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, written notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s Personal Property and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.
24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability (i.e., accruing after the effective date of such sale or conveyance) upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
25. ESTOPPEL CERTIFICATES. Within ten (10) business days following the receipt of any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Tenant or, to Tenant’s knowledge, Landlord, except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period after receipt of written notice requesting such, Landlord may provide to Tenant a second written request with respect to such estoppel certificate. If Tenant fails to execute and deliver such certificate within a five (5) business day period following the date of Landlord’s second written request therefore, Landlord or Landlord’s beneficiary or agent may rely upon, for whatever purposes, such certificate as prepared on Tenant’s behalf, and that if truthful, such certificate shall be fully binding on Tenant.
26.	SURRENDER OF PREMISES.

     26.1 Tenant and Landlord shall meet for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. Landlord and Tenant shall work together in good faith to determine mutually acceptable times and days for such inspections. In the event of Tenant’s failure to participate in either such inspection after receipt of written request by Landlord, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
     26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), the Initial Alterations and Tenant’s Cabling and Tenant’s Personal Property, shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations (but not any of Tenant’s Personal Property) shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing but subject to Section 6.4 and 6.5 above and Section 30.1 below, if Landlord elects by notice given to Tenant at least thirty (30) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s Personal Property, including movable partitions of less than full height from floor to ceiling and other trade fixtures, as well as all Tenant’s Cabling installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the actual cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord; provided, however, if Tenant has a bona fide estimate from a contractor acceptable to Landlord for the removal and repair work which is less than the estimated amount stated in Landlord’s notice to Tenant for the same work, and such contractor agrees to provide equal pricing to Landlord, Landlord shall elect to either accept such lower amount from Tenant or shall require Tenant to remove the subject Alterations and Personalty, which removal shall be performed in accordance with the terms hereof.
     26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.
27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered or received when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office. Any such notice or document may also be personally delivered if a receipt is signed by and received from a representative of Tenant or Landlord (as applicable) or, the individual, if any, named in Tenant’s or Landlord’s (as applicable) Notice Address.
28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
29.	RELOCATION OF TENANT. [INTENTIONALLY OMITTED]

30.	PARKING.
     30.1 During the initial Term of this Lease and any extended Term, Tenant shall have the exclusive right to park in the parking facilities appurtenant to the Building, and shown on Exhibit A (the “Parking Facility”). Tenant shall have the right to designate “visitor” and/or disabled person spaces, in such locations as Tenant shall deem appropriate, so long as the Parking Facilities shall be in compliance with all applicable Regulations and so long as Tenant shall provide prior written notice of any such changes to the Parking Facility. Subject to Landlord’s prior written approval, Tenant shall have the right to install directional signage (subject to commercially reasonable signage specifications imposed by Landlord) in the Parking Facilities and/or to label the parking spaces in the Parking Facility with Tenant’s name. Subject to applicable Regulations, Tenant shall have the right to have any vehicle parked improperly towed away at the expense of the owner or driver. At the expiration or earlier termination of this Lease, Tenant shall restore the Parking Facility to its original condition as of the Lease Reference Date and shall repair any damage to the Parking Facility resulting therefrom. Notwithstanding the foregoing, so long as Tenant’s written request for consent for a proposed modification to the Parking Facility contains the following statement in large, bold and capped font “PURSUANT TO SECTION 30.1 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT MODIFICATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH MODIFICATION TO BE REMOVED OR RESTORED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any such proposed modification, if it so does, Tenant shall also be notified whether or not Landlord will require that such modification be removed or restored upon the expiration or earlier termination of this Lease. ). If Tenant’s written notice complies with the foregoing and if Landlord fails to so notify Tenant within five (5) business days of receipt of Tenant’s notice whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, Tenant is entitled to deliver to Landlord a second written notice (the “Second Parking Removal Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF ARTICLE 30 OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE”. If Landlord fails to respond to the Second Parking Removal Notice within five (5) business days of Landlord’s receipt thereof, it shall be assumed that, with respect to Tenant’s obligation to remove the subject alterations or improvements, Landlord shall not require the removal of the subject alterations or improvements. Tenant shall indemnify, hold and save harmless Landlord and the Landlord Entities of any liability arising from the towing of any vehicles from the Parking Facilities.
          30.1.1 Tenant may validate parking by distributing decals to Tenant’s employees or any other such method. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control. However, Landlord shall not have any right to use the Parking Facility during the Term for special event parking or any other purpose.
          30.1.2 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any of the Tenant Entities, unless such loss or damage results from Landlord’s gross negligence or willful misconduct. Tenant and the Tenant Entities each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of the Tenant Entities arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that the Tenant Entities look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.
     30.2 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing two (2) weeks after receipt of written notice to Tenant) pay, per parking pass, the actual amount of surcharge or regulatory fee imposed by the applicable governmental authority on Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.
     31.1 Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.
     31.2 In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.
     31.3 The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.
     31.4 The term “rentable area” shall mean the rentable area of the Premises as calculated by the Landlord on the basis of the plans and specifications of the Building. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building.
32.	TENANT’S AUTHORITY.
     32.1 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.
     32.2 Tenant hereby represents and warrants that Tenant is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.
33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.
34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Landlord shall pay a brokerage commission to Landlord’s broker and to Tenant’s broker pursuant to the terms of separate written agreements with Landlord’s broker and Tenant’s broker, respectively.
35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.
39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.
40. OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:
     40.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred seventy (270) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.
     40.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be increased to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 40. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the Renewal Term. Notwithstanding anything to the contrary set forth herein, unless otherwise mutually agreed to in writing by Tenant and Landlord (in Landlord’s sole discretion), in no event shall the Annual Rent and Monthly Installment of Rent for the Renewal Term be less than the Annual Rent and Monthly Installment of Rent in the preceding period.
     40.3 This Renewal Option is not transferable to anyone other than a Permitted Transferee; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and any Permitted Transferee as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew other than a Permitted Transferee.
     40.4 If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.
     40.5 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal and new leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Project and buildings comparable to the Building in the same rental market in the San Jose, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.
41.	BUILDING SIGNAGE.
     41.1 Tenant shall be entitled to two (2) identification signs to be located on the Building (the “Building Signage”) in addition to the Monument Sign described in Article 42 below. The exact location of the Building Signage shall be subject to all applicable Regulations, any requirements of the City of San Jose and Landlord’s prior written approval, which approval shall not be commercially unreasonably withheld, conditioned, or delayed. Such right to Building Signage is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Building Signage to the City of San Jose and to any other public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations and Landlord’s signage specifications for the Building and the Project; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; (c) the Building Signage shall be subject to Landlord’s prior written approval, which approval shall not be commercially unreasonably withheld, conditioned, or delayed; and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair of such signage shall be borne by Tenant. Landlord hereby acknowledges that Landlord has approved the general image shown on the Building Signage depicted on Exhibit I attached hereto. Maintenance shall include, without limitation, cleaning and relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Building Signage.
     41.2 Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration within twenty (20) days following delivery of an invoice therefor. The rights provided in this Article 41 shall be non-transferable (except to a Permitted Transferee and except to a subtenant or assignee approved by Landlord in accordance with the terms of Article 9 above (an “Approved Transferee”)) unless otherwise agreed by Landlord in writing in its sole discretion.
42.	MONUMENT SIGN.
     42.1 Tenant shall have the right to have its name listed on the monument sign for the Building and the monument sign located on Baypointe Parkway (collectively, the “Monument Sign Structures”), subject to the terms of this Article 42. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign Structures, and the manner in which it is attached to the Monument Sign Structures, shall comply with all applicable Regulations and shall be subject to the approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign Structures. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used and the type of illumination. Landlord hereby acknowledges that Landlord has approved the proposed image shown on the Monument Sign Structures depicted on Exhibit J attached hereto. Although the Monument Sign Structures will be maintained by Landlord, Tenant shall pay for the cost of any maintenance and repair associated with the Monument Sign Structures.
     42.2 Tenant’s name on the Monument Sign Structures shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign Structures all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign Structures, which shall be maintained in a manner reasonably satisfactory to Landlord.
     42.3 Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that Landlord may install Landlord’s name or logo on the Monument Sign Structures as shown on Exhibit H attached hereto; provided, however, that Landlord and Tenant shall mutually agree upon the color and size of Landlord’s logo (it being agreed that the general size and proportion of the logo to the monument sign as depicted on Exhibit J attached hereto is hereby approved by Tenant).
     42.4 The rights provided in this Article shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion (except to a Permitted Transferee or to an Approved Transferee).
43. LETTER OF CREDIT. Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of Four Hundred Forty-One Thousand One Hundred Dollars ($441,100.00). The following terms and conditions shall apply to the Letter of Credit:

     43.1 The Letter of Credit shall be in favor of Landlord, shall be issued by a Wells Fargo Bank or any other bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit F.
     43.2 The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.
     43.3 Landlord, or its then managing agent, upon an Event of Default (as defined in Article 18) by Tenant, without prejudice to any other remedy provided in this Lease or by Law, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Article 43.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 43 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 43. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:
“The undersigned, an authorized representative of [Beneficiary], hereby certifies that Landlord is entitled to draw on Applicant’s Letter of Credit in the amount of [insert amount in words] (US$ [insert amount in numeric form] pursuant to the terms and conditions of that certain Lease dated ______ between, Landlord, and ______,Tenant, and/or pursuant to the terms and conditions of any amendment to the Lease or any other agreement between such parties related to the Lease.”
It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).
     43.4 Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default to the extent permitted by Regulations. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.
     43.5 If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 43, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 43, and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 43, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable event of default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither

Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
     43.6 Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability pertaining to the Letter of Credit and/or the proceeds thereof actually transferred to the transferee. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within twenty (20) days after Landlord’s written request therefor.
     43.7 If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of this Lease. If, subsequent to Landlord’s draw on the Letter of Credit pursuant to the preceding sentence, Tenant provides Landlord with a substitute Letter of Credit (in compliance with all of the provisions of this Article 43), then Landlord shall return to Tenant the Letter or Credit proceeds it received from the draw on Tenant’s Letter of Credit, less any proceeds applied in accordance with Section 43.4). Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.
     43.8 Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 43 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Entities and recoverable by Landlord pursuant to the terms of this Lease, including any damages Landlord suffers following termination of this Lease.
44. HETCH-HETCHY GROUND LEASE . Subject to the terms of this Lease and that certain Acre Right of Way Lease, dated August 24, 1984, by and between the City and County of San Francisco, a municipal corporation, acting by and through its Public Utilities Commission, and North Pointe Business Park Owners Association, a non-profit mutual benefit corporation (successor-in-interest to Manco Tasman Associates, a California general partnership) (the “Ground Lease”), Tenant shall have the non-exclusive right to use the portion of the Outside Areas that is designated as the “Ground Lease Property” on Exhibit A attached hereto. Tenant hereby acknowledges and agrees that Tenant shall pay, through inclusion of Association assessments in Expenses, Tenant’s Proportionate Share of ground lease payments and related costs and expenses, as adjusted from time to time, pursuant to the terms of the Ground Lease. Tenant’s right to use such Ground Lease Property may be revoked or terminated by the City and County of San Francisco, in which event such Ground Lease Property will no longer be available for Tenant’s use, this Lease will continue in full force and effect excluding Tenant’s right to use such Ground Lease Property, and there shall be no abatement of rent and no liability of Landlord or Landlord Entities by reason of such termination.

45. NORTH POINTE OWNER’S ASSOCIATION Tenant hereby acknowledges and agrees that the Building is a part of the North Pointe Owner’s Association (the “Association”) and is subject to certain assessments and other charges as authorized by the by-laws of such Association and as adjusted from time to time. Tenant shall pay, through inclusion in Expenses, Tenant’s Proportionate Share of such associated assessments and charges applicable to the Building. Tenant hereby acknowledges that Tenant is not a direct member of the Association.
46.	GENERATOR.
     46.1 Tenant, subject to Landlord’s commercially reasonable review and approval of Tenant’s plans therefor, shall have the right to install a supplemental generator (the “Generator”) and an above ground fuel tank (the “Tank”) to provide emergency additional electrical capacity to the Premises during the Term. Tenant’s plans for the Generator and the Tank shall include a secondary containment system to protect against and contain any release of Hazardous Materials. The Generator and the Tank shall be placed on the generator pads existing at the Project as of the date of this Lease, the location of which are as shown on Exhibit A attached hereto and made a part hereof (the “Generator Area”). Notwithstanding the foregoing, Tenant’s right to install the Generator and the Tank shall be subject to Landlord’s commercially reasonable approval of the manner in which the Generator and the Tank are installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation. Landlord shall have the right to require a commercially reasonable enclosure to shield the Generator and the Tank from view and to minimize any material adverse effect that the installation of the Generator and the Tank may have on the appearance of the Building and Project. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator and the Tank. Tenant shall not install or operate the Generator or the Tank until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator and the Tank. In addition to, and without limiting Tenant’s obligations under this Lease, Tenant shall comply with all applicable Environmental Laws and any Regulations pertaining to Tenant’s use of the Generator, the Tank and the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator and the Tank.
     46.2 Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator and the Tank shall in no way damage any portion of the Building or Outside Areas. To the maximum extent permitted by Regulations, the Generator and the Tank and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank or any appurtenances installations are damaged for any reason other than the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Tenant agrees to be responsible for any damage caused to the Building or Outside Areas in connection with the installation, maintenance, operation or removal of the Generator and, in accordance with the terms of Article 10.1 of this Lease, to indemnify, defend and hold the Landlord Entities harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Regulations), which may be imposed upon, incurred by, or asserted against the Landlord Entities in connection with the installation, maintenance, operation or removal of the Generator and the Tank, including, without limitation, any Hazardous Materials claims. If for any reason, the installation or use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for insurance coverage for the Building, then Tenant shall be liable for the full amount of any such increase.
     46.3 Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator and the Tank and the appurtenances, all of which shall remain the Tenant’s Personal Property, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Delivery Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator or the Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain the Generator and the Tank, including without limitation, any enclosure installed around the Generator and the Tank in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator and the Tank so as to keep such enclosure in good condition.

     46.4 Tenant, subject to the rules and regulations enacted by Landlord in accordance with this Lease, shall have access to the Generator and the Tank and its surrounding area for the purpose of installing, repairing, maintaining and removing said Generator and the Tank.
     46.5 Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Tank, and the Generator, Tank and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.
     46.6 Tenant shall pay for the cost of any services, including, without limitation, electric current, supplied to the Generator Area.
     46.7 During the Term (as extended), Tenant shall not be obligated to pay Landlord any additional rent or fee for the use of the Generator Area.
47.	ROOF SPACE FOR DISH/ANTENNA.
     47.1 Tenant may use space on the roof of the Building for the purpose of installing (in accordance with Article 6 of this Lease), operating and maintaining a dish/antenna (the “Dish/Antenna”). During the Term (as extended), Tenant shall have the right to use such space on the roof of the Building designated by Landlord for the purpose of operating and maintaining the Dish/Antenna. The location and size of the space on the roof occupied by Tenant’s Dish/Antenna is referred to herein as the “Roof Space”. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the commercially reasonable approval of Landlord and Landlord’s architect and/or engineer with respect to the size of the Dish/Antenna, the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. In the event Tenant replaces the Dish/Antenna during the Term, the precise specifications and a general description of any replacement Dish/Antenna along with all documents Landlord reasonably requires to review the installation of such replacement Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed) no later than twenty (20) days before Tenant commences to install such Dish/Antenna. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall cure the defects within thirty (30) days after receipt of written notice of such noncompliance; provided, however, that if such failure cannot reasonably be cured during such thirty (30) day period, then such failure shall not be an Event of Default if Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days without the written permission of Landlord. If the Tenant fails to cure the defects within such time periods, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its commercially reasonable discretion, deems it necessary in order to comply with the North Pointe Design Guidelines, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).
     47.2 Landlord agrees that Tenant shall have access to the roof of the Building and the Roof Space for the purpose of maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant’s facilities personnel and/or authorized maintenance contractors, at Tenant’s sole cost and risk. It is agreed, however, that no one other than Tenant’s facilities personnel, authorized maintenance contractors, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord to the extent permitted by this Lease. Subject to the terms of Section 12 of this Lease, Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Entity.
     47.3 If Tenant’s use of the Roof Space and the Dish/Antenna unreasonably interfere with Landlord or other occupants of the Project, Landlord and Tenant shall work together in good faith to minimize any unreasonable interference with Landlord or other occupants of the Project. Tenant shall, at its sole cost and expense, and at its sole risk, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. To the extent that an FCC license is required for the installation and operation of the Dish/Antenna, Tenant has the responsibility of carrying out the terms of such FCC license in all respects. The Dish/Antenna shall be connected to power from the Building in strict compliance with all applicable Building, electrical, fire and safety codes. The Landlord Entities shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. The Landlord Entities shall not have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.
     47.4 The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s commercially reasonable discretion. Such maintenance shall be performed in a manner to avoid material interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.
     47.5 In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Roof Space.
     47.6 Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose other than as authorized by this Article 42. Tenant may not use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.
     47.7 If Tenant defaults under any of the terms and conditions of this Section, and Tenant fails to cure said default within the time allowed by Article 18 of this Lease, Landlord shall be permitted to take all actions commercially reasonably necessary to cure such default, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Article 47 are personal to the named Tenant under this Lease and are not transferable (except to a Permitted Transferee or to an Approved Transferee).

48. TENANT’S SECURITY SYSTEM. Subject to the terms of this Lease, including, without limitation Section 6 above, Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s Building’s systems and equipment and to the extent that Tenant’s Security System is not compatible with Landlord’s Building systems and equipment, Tenant shall not be entitled to install or operate it (and Tenant shall not actually install or operate Tenant’s Security System unless Tenant has obtained Landlord’s approval of such compatibility in writing prior to such installation or operation). Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System.
49.	FITNESS CENTER.
     49.1 Tenant may construct and maintain a fitness center (the “Fitness Center”) on the first (1st) floor of the Building. Tenant may make the Fitness Center available to its employees, contractors, Approved Transferees and Permitted Transferees, but shall not permit other tenants or other individuals to use the Fitness Center without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
     49.2 Tenant shall construct the Fitness Center as a part of the Initial Alterations described in Exhibit B attached hereto (the “Fitness Center Improvements”). The terms and conditions of Exhibit B to this Lease shall apply to Tenant’s design and construction of the Fitness Center Improvements.
     49.3 Tenant shall require each user of the Fitness Center to execute a release and waiver that includes the following language:
“Notwithstanding anything to the contrary, except to the extent caused by the gross negligence or willful misconduct of Silicon Valley CA-I, LLC, a Delaware limited liability company (“Landlord”), Landlord shall not directly or indirectly be liable to                      [FILL IN DEFINED TERM FROM AGREEMENT OF FACILITY USER] or any other person or entity and                      [SAME TERM HERE] hereby waives any and all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, any mortgagees and agents (the “Landlord Related Parties”) from any and all claims (whether known or unknown) arising as a consequence of or related to the Fitness Center. With respect to the foregoing release,                      [SAME TERM HERE] acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542 which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN.”
     49.4 Tenant hereby acknowledges and agrees that Tenant is solely liable for the operation and management of the Fitness Center and that Landlord shall not be directly or indirectly liable for the operation and/or management of the Fitness Center. Tenant hereby agrees that it shall expressly inform all employees and contractors utilizing the Fitness Center that Landlord is not responsible for the operation and management of the Fitness Center. Landlord may, but shall not be obligated to, post signage at and/or about the Premises disclaiming liability for the operation and management of the Fitness Center.
     49.5 Tenant’s insurance and indemnity requirements contained in Section 10 and Section 11 of this Lease shall apply to the Fitness Center. In addition to the insurance that Tenant is required to obtain and maintain pursuant to this Lease, Tenant shall confirm that its general liability policy contains no exclusion for fitness centers or gymnasiums, and that such coverage applies to all parties using and/or occupying the Fitness Center. Tenant shall deliver to Landlord an insurance certificate evidencing such insurance coverage no later than ten (10) days before the date Tenant commences use of the Fitness Center, and thereafter at least five (5) days before the expiration of such coverage.
     49.6 All Fitness Center Improvements shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time the Fitness Improvements, other than furniture, fixtures and equipment, shall be and become the property of Landlord; provided, however, that Landlord may (subject to the terms of Sections 6.4 and 6.5 above), at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Fitness Center Improvements made by Tenant and restore the portion of the Premises upon which the Fitness Center is located, including restoration of any exit points to the building made in connection with the Fitness Center Improvements, by the expiration or earlier termination of this Lease. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Fitness Center Improvements or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable Regulations, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Fitness Center Improvements within the Premises or any increase in any of the foregoing based on such Fitness Center Improvements. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.
     49.7 Tenant shall, at its sole cost and expense, comply with Regulations in accordance with the terms of this Lease and with respect to Regulations regarding the construction, operation, maintenance and removal of the Fitness Center.
50. CAFÉ AREA.
     50.1 Subject to the required approvals (if any) of the City of San Jose, California and any other applicable government authority and subject to applicable Regulations, Tenant shall have the right to use a portion of the Building as a café area (the “Café Area”), serviced by a “grab and go” food vendor (the “Café Vendor”), which Café Vendor shall sell pre-packaged foods and beverages in the Café Area. Tenant, at its sole cost and expense, shall obtain and maintain throughout the Term, any business licenses or permits required by any governmental body for the operation of the Café Area within the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not use or permit the use of any portion of the Café Area for cooking or food preparation. Any improvements to the Café Area shall be performed by Tenant in accordance with the terms of Article 6 and Exhibit B to this Lease as a part of its Initial Alterations.
     50.2 Tenant shall be responsible, at Tenant’s sole cost and expense, for the clearing of tables, cleaning, maintenance, repair and replacement of said chairs and tables located in the Café Area. Tenant shall provide all janitor service and customary cleaning of the Café Area on a regular basis so that the Café Area is kept neat and broom clean. If Tenant fails to perform such janitorial and cleaning service on a regular basis, Landlord, at its option, may contract for such service on behalf of Tenant. Tenant shall store its garbage (“wet” and “dry”), trash and other refuse in rat-proof and insect-proof containers within the Premises, and remove the same frequently and regularly and, if directed by Landlord, in the manner, by such means, and at such times as Landlord shall designate. If any local governmental authority having jurisdiction over the Building, requires separation of “wet” and “dry” garbage as of the date hereof or at any time after the date hereof, Tenant shall comply with the requirements imposed by such governmental entity (as the case may be) with respect to the separation of refuse. In addition to the foregoing, Tenant shall be required to participate in any recycling program currently or from time to time conducted by Landlord at the Building during the Term.
     50.3 All garbage and other refuse shall be kept inside the Premises in the kind of container specified by Landlord and, if directed by Landlord, shall be placed outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord elects to furnish or designate service for the removal of garbage and other refuse, Tenant shall use the service furnished or designated by Landlord. If furnished or billed by Landlord, Tenant shall pay for such service monthly as additional rent. If Landlord does not provide such service, Tenant shall be solely responsible and contract for the removal of all garbage and other refuse from the Premises and shall pay promptly all charges therefor.
     50.4 Neither Tenant nor the Café Vendor shall store, display, sell or distribute any alcoholic beverages at the Building without the prior written consent of Landlord.
     50.5 Tenant shall utilize pest extermination service designated by Landlord to control pests in the Premises. Except as included in Expenses, Tenant shall bear the cost of such extermination services. If the cost of such extermination services is included in Expenses, Tenant shall, at Landlord’s option, pay directly to the service provider, or reimburse Landlord for, the cost of any such services that Landlord reasonably determines are in excess of standard usage by office tenants.
     50.6 Tenant hereby acknowledges and agrees that Tenant is solely liable for the operation and management of the Café Area. Tenant shall, at its sole cost and expense, comply with Regulations in accordance with the terms of this Lease and with respect to Regulations regarding the construction, operation, maintenance and removal of the Café Area.
     50.7 All Café Area improvements shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time the Café Area improvements, other than furniture, fixtures and equipment, shall be and become the property of Landlord; provided, however, that Landlord may (subject to the terms of Sections 6.4 and 6.5 above), at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Café Area improvements made by Tenant and restore the portion of the Premises upon which the Care Area is located, including restoration of any exit points to the building made in connection with the Café Area improvements, by the expiration or earlier termination of this Lease. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Café Area improvements or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable Regulations, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Café Area improvements within the Premises or any increase in any of the foregoing based on such Café Area improvements. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.
     50.8 The Café Area shall be deemed to be included in the Premises for purposes of: (i) Tenant’s insurance obligations under Article 11 of this Lease; and (ii) Tenant’s indemnification obligations under Article 10 of this Lease.
51.	MOISTURE INTRUSION
     51.1 Landlord and Tenant hereby acknowledge and agree that, as of the date of this Lease, certain moisture has emanated under the vinyl composition tile (VCT) flooring located in various locations throughout the ground floor of the Building and has caused bubbling of the VCT in such areas of the Premises (the “Affected Areas”). Such moisture intrusion and related damage is collectively referred to herein as the “Moisture Intrusion Problem”. Landlord shall, in consideration for Tenant’s waiver of claims as provided below, reimburse Tenant in an amount equal to Twenty Thousand Dollars ($20,000.00) (the “Reimbursement Amount”) to be applied toward the cost of correcting the Moisture Intrusion Problem, including, without limitation, all labor and materials related to vapor emission testing, preparing the Affected Areas, applying sealant over the concrete slab located in such Affected Areas and related work (collectively, the “Moisture Intrusion Work”). The Reimbursement Amount shall be paid to Tenant within thirty (30) days after receipt of the following documentation: (a) receipted bills covering all labor and materials expended and used in the Moisture Intrusion Work; (b) a sworn contractor’s affidavit from the contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien with respect to the Moisture Intrusion Work; and (d) the certification of Tenant’s contractor that the Moisture Intrusion Work has been installed in a good and workmanlike manner in accordance with applicable Regulations. However, if Tenant’s actual costs for the Moisture Intrusion Work is less than Twenty Thousand Dollars ($20,000.00), then an amount of money equal to the difference between Twenty Thousand Dollars ($20,000.00) and such actual costs shall be added to the Allowance and may be used for costs related to the Initial Alterations pursuant to the provisions of Exhibit B to the Lease. The Reimbursement Amount shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Reimbursement Amount during the continuance of an Event of Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such Event of Default is cured. The Reimbursement Amount shall constitute full and final payment to Tenant for any and all costs relating to or arising from the Moisture Intrusion Problem. Tenant shall be responsible for performing the Moisture Intrusion Work in a good and workmanlike manner and in accordance with all applicable Regulations.
     51.2 Notwithstanding anything in this Lease to the contrary (including, without limitation, Landlord’s obligations set forth in Article 7 above), Tenant, for itself and on behalf of the Tenant Entities, fully, finally and forever release, waive and discharge Landlord and the Landlord Entities from any and all claims raised or which could have been raised and any and all demands, actions, causes of action, obligations, damages and liabilities of every nature whatsoever, whether matured or contingent, whether known or unknown, suspected or claimed, which Tenant had in the past, now has, or claims to now have against Landlord, arising out of and/or relating to the Moisture Intrusion Problem (the “Released Claims”).
     51.3 With respect to the Released Claims set forth above, Tenant hereby acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE MUTUAL RELEASES.

52. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the Lease Reference Date set forth in the Reference Pages.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		INTERWOVEN, INC., a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent

By: Name:	/s/ James H. Ida James H. Ida	By: Name:	/s/ John E. Calonico John E. Calonico
Title:	Vice President, District Manager	Title:	Chief Financial Officer
Dated:	12/20/06	Dated:	12/20/06

EXHIBIT A – SITE PLAN DEPICTING THE PREMISES, THE OUTSIDE AREAS, AND THOSE PORTIONS OF
THE PROPERTY SUBJECT TO THE GROUND LEASE
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant
160 E. Tasman Drive, San Jose, California
Exhibit A is intended only to show the general layout and location of the Building as of the beginning of the Term of this Lease. It is not to be scaled; any measurements or distances shown should be taken as approximate.
See attached

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A-1

GENERATOR PAD
PARCEL ONE
PARCEL TWO
PARCEL 2
BAYPOINTE PARKWAY
TASMAN DRIVE

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A-2

EXHIBIT B – INITIAL ALTERATIONS
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant
160 E. Tasman Drive, San Jose, California
1. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit B is attached and all prepaid rental, the Letter of Credit, insurance certificates and the Early Possession Agreement required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans and construction drawings for the Initial Alterations and general contractor to be retained by Tenant to perform such Initial Alterations (provided, however, if the general contractor selected is one of the Approved Contractors (as defined in Paragraph 3 below), then further approval from Landlord shall not be required). Landlord hereby acknowledges and agrees that Landlord has approved the preliminary plans, dated November 29, 2006, prepared by Arc Tec (the “Preliminary Plans”) and attached hereto as Schedule 2. Landlord shall respond to Tenant’s request for approval to any revisions to the Preliminary Plans and/or to any construction drawings or revisions thereto within ten (10) business days following Landlord’s receipt of Tenant’s written request therefor (which request shall be accompanied by all necessary supporting documentation and information reasonably requested by Landlord). If Landlord does not approve Tenant’s proposed change, plan or drawing, Landlord’s response shall include Landlord’s objections, in reasonable detail, to the requested change, plan or drawing. If Tenant’s construction drawings are the logical evolution of the approved Preliminary Plans and incorporate the parties’ agreement regarding revisions thereto, Landlord shall not unreasonably withhold, condition or delay its approval of the construction drawings. The parties shall use commercially reasonable efforts to reach agreement regarding changes to the Preliminary Plans as soon as reasonably practicable. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If Tenant does not select one of the Approved Contractors, then Landlord’s approval of the general contractor to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Initial Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. A list of approved general contractors is attached hereto as Schedule 1.
2. Provided Tenant is not in default (beyond any applicable notice and cure period), Landlord agrees to contribute the sum of $3,850,000.00 (i.e., $35.00 per rentable square foot of the Premises) (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard construction costs in connection with the Initial Alterations, including, but not limited to (i) the cost of all required governmental approvals and permits, and all fees, taxes or other charges levied by governmental authorities in connection therewith; (ii) all labor and supervision costs; (iii) the cost of building materials, supplies and equipment rental; (iv) the contract price for all construction work undertaken by general contractors and sub-contractors, including fees, general conditions and overhead of the contractors, as applicable; (v) the cost of equipment and fixtures provided for the in approved plans, including the cost of installation; (vi) the cost of all survey and testing expenses; if any, (vii) the cost of premiums for surety bonds, if any, including but not limited to payment and performance bonds and mechanics’ lien bonds; (viii) the cost of utility connections, installation of utility facilities and meters, and course of construction utility usage fees; (ix) the cost of removing rubbish and waste materials from the work site; and (x) any construction management fee for Landlord’s management (as set forth in Article 6 of the Lease). The Allowance, less a ten percent (10%) retainage (which retainage shall constitute the final draw), shall be paid to Tenant in periodic disbursements within thirty (30) days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) contractor’s,

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subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, cancelled checks or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (e) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Project and Premises; (f) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; (iii) receipted bills covering all labor and materials expended and used; (iv) as-built plans of the Initial Alterations; and (v) the certification of Tenant’s architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to distribution of the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance (except for the final disbursement comprised of the 10% retainage referenced above) shall be disbursed prior to Tenant expending its funds to pay for costs of the Initial Alterations in excess of the Allowance. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an Event of Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such Event of Default is cured.
3. Tenant’s Architect and General Contractor. Landlord has approved Arc Tec as Tenant’s architect (“Architect”), and has approved the list of general contractors attached hereto as Schedule 1 (collectively, the “Approved Contractors”), any one of which can be selected by Tenant as its general contractor to complete the Initial Alterations. Any different or additional contractor must be pre-approved in writing by Landlord, which approval shall not be commercially unreasonably withheld.
4. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B by October 31, 2007, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to three percent (3%) of the construction costs of the Initial Alterations; provided, however, that in no event shall such construction management fee exceed $210,000.00.
5. Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided in the Lease or above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.
6. This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
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Schedule 1
List of Approved General Contractors
SC Builders
San Jose Construction
Devcon
Meade Construction
The above are in addition to the below list which have been pre-approved by Landlord:
1.)	McLarney Construction, Inc. Attn: John Machi 355 South Daniel Way San Jose, CA 95128 408-246-8600 tel 408-246-3737 fax

2.)	Hillhouse Construction Attn: Debby McCarty 408-467-1000 tel 408-467-9700 fax

3.)	Gidel & Kocal Construction Attn: Lance Gidel 574 Division Street Campbell, CA 95008 408-370-0280 tel 408-370-0335 fax

4.)	Tico Construction Attn: John Marmesh 1585 Terminal Avenue San Jose, CA 95112 408-487-0700 ext. 103 tel 408-487-0770 fax

5.)	OPI Commercial Builders Attn: John Persing 445 Leigh Ave, Suite 100 Los Gatos, CA 95032 408-377-4800 tel 408-377-4804 fax

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Schedule 2 – Preliminary Plans

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A
B
C
D
E
F
G
H
I
J
K

SECOND FLOOR

SCALE: N.T.S.

ARC TEC

WWW.ARCTECINC.COM

ARIZONA

CALIFORNIA

INTERWOVEN
160 E. TASMAN BLVD.
SAN JOSE, CA 95134

Project Number:

Date:

Sheet Ref. No.

LEASE EXH.

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EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant
160 E. Tasman Drive, San Jose, California
COMMENCEMENT DATE MEMORANDUM
     THIS MEMORANDUM, made as of ___, 20___, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and INTERWOVEN, INC., a Delaware corporation (“Tenant”).
Recitals:
A.	Landlord and Tenant are parties to that certain Lease, dated for reference December 18, 2006 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 110,000 square feet at the building commonly known as 160 E. Tasman Drive, San Jose, California.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.
     NOW, THEREFORE, Landlord and Tenant agree as follows:
1.	The actual Commencement Date is ___.

2.	The actual Termination Date is ___.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:
[insert rent schedule]
4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		INTERWOVEN, INC., a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent

By:		By:
Name:	___DO_NOT_SIGN	Name:	___DO_NOT_SIGN
Title:		Title:

Dated:	, 2006	Dated:	, 2006

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C-1

EXHIBIT D – RULES AND REGULATIONS
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant
160 E. Tasman Drive, San Jose, California
1. Except as expressly provided in the Lease, no sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense if Tenant does not remove such within five (5) days after receipt of written notice demanding the removal of such. For clarity, signage which have been approved per the Lease are not subject to removal except as per the Lease.
2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Building that are visible from the exterior of the Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.
3. Except as expressly provided in the Lease, Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door at the entrance of the Premises without the prior written consent of Landlord which consent shall not be commercially unreasonably withheld.
4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.. To the extent required by the terms and conditions of the Lease, the location of all telephone, data, and electrical wires as well as burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord, which approval shall not be commercially unreasonably withheld, conditioned or delayed.
5. Landlord and Tenant hereby acknowledge that, as of the date of the Lease, the maximum floor load of the Premises has not been determined. Landlord and Tenant shall cooperate to determine the maximum floor load of the Building, Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
6. Except as expressly provided in the Lease, Tenant shall not install any radio or television antenna, or additional satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall not be commercially unreasonably withheld, conditioned or delayed.
7. Except as expressly provided in the Lease, Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.
8. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable Regulations.
9. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.
10. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.
11. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governing authority.

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D-1

12. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.
13. Small desk fans excepted, Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.
14. Except as expressly provided in the Lease, no person shall go on the roof without Landlord’s permission.
15. Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises.
16. Emergency or breakdown (i.e., AAA), excepted, Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.
17. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.
18. Landlord reserves the right to make such other and reasonable rules and regulations as in its commercially reasonable judgment may from time to time be required for safety and security, for care and cleanliness of the Building and for the commercially reasonable preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.
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D-2

EXHIBIT E – EARLY POSSESSION AGREEMENT
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant
160 E. Tasman Drive, San Jose, California
EARLY POSSESSION AGREEMENT
     Reference is made to that Lease dated December 18, 2006, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and INTERWOVEN, INC., a Delaware corporation (“Tenant”), for the premises located in the City of San Jose, County of Santa Clara, State of California, commonly known as 160 E. Tasman Drive, San Jose, California.
     It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on ___. [INSERT DELIVERY DATE] Tenant has prepaid one month of rent pursuant to Section 3.1 of the Lease. The first Monthly Installment of Rent due with respect to the second month of the Term is due on September 1, 2007.
     Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 other than the payment of rent.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company			INTERWOVEN, INC., a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent

By:			By:
Name:	___DO_NOT_SIGN		Name:	___DO_NOT_SIGN
Title:			Title:

Dated:		, 2006	Dated:		, 2006

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E-1

EXHIBIT F – FORM OF LETTER OF CREDIT
attached to and made a part of the Lease bearing the
Lease Reference Date of November ___, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant
TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
ONE FRONT STREET, 21ST FLOOR
SAN FRANCISCO, CALIFORNIA 94111
Contact Phone: 1(800) 798-2815 (Option 1)
Email : sftrade@wellsfargo.com
IRREVOCABLE LETTER OF CREDIT

Silicon Valley CA-I, LLC	Letter of Credit No.
3303 Octavius Drive Santa Clara, California 95054 Attention: Property Manager	Date: ___, 2006
Ladies and Gentlemen:
     At the request and for the account of INTERWOVEN, INC., a Delaware corporation (“Applicant”), we hereby establish our Irrevocable Letter of Credit in your favor in the amount of Four Hundred Forty-One Thousand One Hundred and NO/100 United States Dollars (US$441,100.00) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement worded as follows with the instructions in brackets therein complied with, without any inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement:
“The undersigned, an authorized representative of the beneficiary (“Beneficiary”) of Wells Fargo Bank Letter of Credit No. ___ (the “Wells Credit”) hereby certifies that the amount drawn under the Wells Credit is due to Beneficiary in connection with and pursuant to the terms and conditions of that certain Lease dated [insert date] between INTERWOVEN, INC., a Delaware corporation and SILICON VALLEY CA-I, LLC, a Delaware limited liability company, and/or pursuant to the terms and conditions of any amendment to the Lease or any other agreement between such parties related to the Lease.”
     This Letter of Credit expires at our above office on Month Day, 2007, but shall be automatically extended, without written amendment, to Month Day in each succeeding calendar year up to, but not beyond, September 30, 2014 unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice, which date will be Month Day, 2007 or any subsequent Month Day occurring before September 30, 2014 and be at least sixty (60) calendar days after the date we send you such notice. Upon our sending you such notice of the non-extension of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows with the instructions in brackets therein complied with:
“The undersigned an authorized representative of the beneficiary (“Beneficiary”) of Wells Fargo Bank, N.A. Letter of Credit No. ___ (the “Wells Credit”) hereby certifies that Beneficiary has received written notification from Wells Fargo Bank, N.A. that the Wells Credit will not be extended past its current expiration date. The undersigned further certifies that (i) as of the date of this statement, Beneficiary has not received a letter of credit or other instrument acceptable to the Beneficiary as a replacement to the Wells Credit; and (ii) Beneficiary has not released INTERWOVEN, INC. from its obligations to Beneficiary under that certain Lease dated [insert date] between INTERWOVEN, INC. and SILICON VALLEY CA-I, LLC (as such lease may be amended, restated or replaced). ”
     Partial and multiple drawings are permitted under this Letter of Credit.

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     Each draft must be marked “Drawn under Wells Fargo Bank, N.A. Letter of Credit No. ________.”
     Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.
     If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.
     This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account. Any request for transfer will be effective subject to the above conditions; however, any such transfer is not contingent upon Applicant’s ability to pay our transfer fee.
     This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “UCP”), and engages us in accordance therewith.

Very truly yours

WELLS FARGO BANK, N.A.

BY:
(AUTHORIZED SIGNATURE)

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Exhibit A
Wells Fargo Bank, N.A.
Letter of Credit No.

Date:
Wells Fargo Bank, N.A.
Trade Services Division, Northern California
One Front Street, 21st Floor
San Francisco, California 94111
Subject: Your Letter of Credit No.
Ladies and Gentlemen:
     For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[insert name of transferee]

[insert address]
     By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.
     Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

[insert name of transferor]

By:

Name:

Title:

Signature of Transferor Guaranteed [insert name of bank]
By:

Name:

Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXHIBIT G – FORM OF CONFIDENTIALITY AGREEMENT
attached to and made a part of the Lease bearing the
Lease Reference Date of November ___, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant
CONFIDENTIALITY AGREEMENT
     This CONFIDENTIALITY AGREEMENT (the “Agreement”) is entered into as of the execution date of the Lease by and between Interwoven, Inc., a Delaware corporation (“Tenant”) and Silicon Valley CA-I, LLC, a Delaware limited liability company (“Landlord”) (each a “Party”, together the “Parties”) . As used hereinafter in this Agreement, the term “Tenant” shall include the affiliates of Tenant, and the officers, directors, partners, employees, agents, attorneys, advisors and consultants of Tenant and the term “Landlord” shall include the officers, directors, partners, employees, agents, attorneys, advisors and consultants of Landlord.
     1. Purpose. Tenant and Landlord are parties to that certain Lease, dated                      (the “Lease”). In connection with such Parties’ obligations under such Lease                     , a Party (the “Receiving Party”), has requested that the other Party (the “Disclosing Party”), deliver or make available to the Receiving Party certain “Information” which the Disclosing Party holds as confidential and/or proprietary.
     2. Definition of Information. “Information” as used in this Agreement shall mean all data or information in oral, written or machine readable form, presented, discussed, learned or observed by either Party in the course of discussions, studies, or other work undertaken between the Parties which is proprietary in nature and shall include but not be limited to, either party’s non-public corporate, financial, legal and employee information, corporate plans, strategies, forecasts and competitive analysis, customer names and prospective customer names, investor information, and information concerning either Party’s patents, trade secrets or inventions. The Parties agree not to copy, alter, modify, disassemble, reverse engineer or de-compile any of the Information unless permitted in writing by the Disclosing Party. Nothing herein shall be deemed to restrict the Disclosing Party’s use of its own Information. Further, the Parties agree to use the other’s Information solely for purposes related to the Lease. Information does not include information which (i) at the time of disclosure, is available to the general public; or (ii) at a later date, becomes available to the general public through no fault of the Receiving Party and then only after such later date.
     3. Non-Disclosure and Non-Use of Information. Each Party acknowledges and agrees that Information contains proprietary and sensitive information and that significant damage could result to the Disclosing Party if Information were disclosed in violation of this Agreement. The Receiving Party shall not in any manner disclose, provide or make available Information to any person or entity without the Disclosing Party’s prior written consent, which consent may be withheld by in its sole and absolute discretion, other than as pursuant to this Agreement. Information will be used by the Receiving Party solely for the purposes contemplated under the Lease                     . The Receiving Party agrees not to disclose Information to any of its affiliates, officers, directors, partners, employees, agents, advisors or consultants who do not need to know such Information in order to assist in evaluating and carrying out its obligations under the Lease. The Receiving Party shall advise those to whom Information is disclosed of this Agreement and shall take all reasonable measures to ensure that they comply with this Agreement.
     4. Termination. Unless otherwise mutually agreed in writing, the Receiving Party’s confidentiality obligations hereunder with respect to each item of Information shall terminate three (3) years after the date of last disclosure hereunder or three (3) years after the termination of any agreement in place between the Parties, whichever is later, and for that Information which is held as trade secret such protection shall be in perpetuity.
     5. Subpoena or Court Order. If the Receiving Party or anyone to whom it discloses the Information receives a request to disclose all or any part of the Information under the terms of a subpoena or other

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order issued by a court of competent jurisdiction or by a government agency, such Party shall if permitted by such order or subpoena; (i) promptly notify the other Party in writing of the existence, terms and circumstances surrounding such a request; (ii) consult with the other Party on the advisability of taking steps to resist or narrow that request; (iii) if disclosure of Information is required, furnish only such portion of the Information as such Party is advised by its counsel is legally required to be disclosed; and (iv) cooperate with the other Party in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to that portion of the Information that is required to be disclosed.
     6. Remedies. Each Party acknowledges that if this Agreement is breached an award of damages may not provide adequate relief. Accordingly, the Disclosing Party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach.
     7. Notices. Any notice to be given in connection with this Agreement shall be in writing and shall be delivered (i) certified mail, postage prepaid, return receipt requested, (ii) by a reputable courier service which provides written evidence of delivery, or (iii) by telefacsimile during the recipient’s normal business hours (as verified by a regular machine-printed confirmation), and such notices shall be addressed as provided for in the Lease.
     8. Entire Agreement. This Agreement represents the entire understanding and agreement of the Parties hereto and may be modified or waived only by a separate writing, properly executed, expressly so modifying or waiving this Agreement.
     9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard to any conflict of laws provisions. Venue shall be proper in Santa Clara County.
     10. Attorneys’ Fees. If either Party brings an action to enforce the provisions of this Agreement, the prevailing Party (including a party who agrees to dismiss an action upon payment of sums allegedly due, or who obtains substantially the relief sought) shall be entitled to reasonable attorneys’ fees and court costs.
     11. Miscellaneous. This Agreement shall be binding upon and for the benefit of the undersigned parties, their successors and assigns. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.
     12. Limitation Of Landlord’s Liability. Redress for any claim against Landlord under this Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Agreement are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company			INTERWOVEN, INC., a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent
By:			By:

Name:	___DO_NOT_SIGN		Name:	___DO_NOT_SIGN
Title:			Title:

Dated:		, 200___	Dated:		, 200___

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EXHIBIT H – LANDLORD’S LOGO FOR MONUMENT SIGN STRUCTURES
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant

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EXHIBIT I – BUILDING SIGN
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant

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EXHIBIT J – MONUMENT SIGN
attached to and made a part of the Lease bearing the
Lease Reference Date of December 18, 2006 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
INTERWOVEN, INC., a Delaware corporation, as Tenant

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